UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018 (December 7, 2018)

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 08, 2018, Quest Solution, Inc. (the “Company”) adopted an Equity Incentive Plan (the “Plan”), amended as of October 31, 2018, as an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees to the Company. Pursuant to the Plan, sixteen million (16,000,000) shares of the Company’s common stock, par value $0.001 (the “Shares”), was set aside and reserved for issuance.

On December 7, 2018, the Board of Directors (the “Board”) of the Company granted options (the “Options”) to purchase a total of 2,955,000 Shares at an exercise price of $0.27 per share. Of the 2,955,000 total Options granted, (i) Options to purchase 600,000 Shares were granted to the Company’s Chief Executive Officer; (ii) Options to purchase 200,000 Shares were granted to the Company’s Chief Financial Officer; and (iii) Options to purchase 200,000 Shares were granted to each non-officer director. One-half of the shares vested immediately on December 7, 2018 and the other one-half shall vest on June 7, 2018. The Options have an expiration date of December 7, 2023. The closing price of the Company’s common stock on December 6, 2018 was $0.23.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO